UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 18, 2007

American National Bankshares Inc.
(Exact name of registrant as specified in its charter)
Virginia	0-12820	54-1284688
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

628 Main Street, Danville, VA	24541
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code	434-792-5111

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 18, 2007, the Board of American National Bankshares Inc. approved the following amendments to its Bylaws:
  The annual meeting date would remain on the fourth Tuesday of April, but could be set a different date if necessary.
  The number of directors was changed from twelve to eleven.
  The frequency of required board meetings was changed.
  The Company would be permitted to issue uncertificated shares.  Previously, the Bylaws required all shares of capital stock of the Company to be represented by certificates.  This amendment is required in order to become eligible to participate in a Direct Registration Program as required by NASDAQ Rule 4350(1).
The Bylaws of the Company, as amended, are furnished with this Current Report on Form 8-K as Exhibit 3.2.

Item 9.01 Financial Statements and Exhibits
(c) Exhibits: The following exhibits are furnished with this report.

Exhibit
Number                  Description
3.2	Bylaws of American National Bankshares Inc.; amended December 18, 2007.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 18, 2007	/s/ Neal A. Petrovich
Senior Vice President and Chief Financial Officer